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                                                                    EXHIBIT 21.1

                     Subsidiaries of UCAR International Inc.


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                                                               Ownership by
                                        Jurisdiction of            UCAR
Name of Subsidiary                      Incorporation        International Inc.
------------------                      ---------------      ------------------
1.     UCAR Global Enterprises Inc.       Delaware           100%

                                                               Ownership by
                                        Jurisdiction of        UCAR Global
Name of Subsidiary                      Incorporation        Enterprises Inc.
------------------                      ---------------      ------------------
2.     UCAR Carbon Company Inc.           Delaware           100%
3.     UCAR Holdings II Inc.              Delaware           100%
4.     UCAR Carbon S.A.                   Brazil             94.04%

                                                               Ownership by
                                        Jurisdiction of         UCAR Carbon
Name of Subsidiary                      Incorporation           Company Inc.
------------------                      ---------------      ------------------
5.     UCAR Holdings Inc.                 Delaware           100%
6.     UCAR Limited                       United Kingdom     100%(a)
7.     EMSA (Pty.) Ltd.                   South Africa       50%(b)
8.     Carbographite Limited              South Africa       50%(b)
9.     UCAR International Trading Inc.    Delaware           100%
10.    UCAR Carbon Technology             Delaware           100%
       Corporation
11.    UCAR Carbon Foreign Sales          Virgin Islands     100%
       Corporation
12.    UCAR Composites Inc.               California         100%
13.    Union Carbide Grafito, Inc.        New York           100%
14.    Unicarbon Comercial Ltda.          Brazil             100%
15.    UCAR Carbon (Malaysia) Sdn. Bhd.   Malaysia           100%

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation         UCAR Holdings II
------------------                      ---------------      ------------------
16.    UCAR Holdings III Inc.             Delaware           100%
17.    UCAR Holdings S.A.                 France             100%(c)
18.    UCAR Electrodos S.L.               Spain              100%(d)
19.    UCAR Inc.                          Canada             100%
20.    UCAR Holding GmbH                  Austria            100%
21.    UCAR Elektroden GmbII              Germany            70%

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation         UCAR Holdings GmbH
------------------                      ---------------      ------------------

22.    UCAR Grafit OAO                    Russia             89.67%

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation         UCAR Holdings Inc.
------------------                      ---------------      ------------------
23.    UCAR Mexicana S.A. de C.V.         Mexico             100%(e)
24.    UCAR S.p.A.                        Italy              100%(f)

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation         UCAR Holdings S.A.
------------------                      ---------------      ------------------
25.    UCAR S.N.C.                        France             100%(g)
26.    Carbone Savoie                     France             70%

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation         UCAR Mexicana S.A de C.V.
------------------                      ---------------      -------------------------
27.    UCAR Carbon Mexicana               Mexico             100%(h)
       S.A. de C.V.
                                                                Ownership by
                                         Jurisdiction of      UCAR Carbon Mexicana,
Name of Subsidiary                      Incorporation         S.A. de C.V.
------------------                      ---------------      ------------------
28.    Servicios Administratoes Carmex    Mexico             99.9%
       S.A. de C.V.
29.    Servicios DYC S.A. de C.V.         Mexico             99.9%

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation        UCAR S.p.A.
------------------                      ---------------      -------------------------
30.    UCAR Energia S.r.l.                Italy              100%
31.    UCAR Specialties S.r.l.            Italy              100%

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation        UCAR Carbon S.A.
------------------                      ---------------      -------------------------
32.    UCAR Produtos de Carbono S.A.      Brazil             99.9%


                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation        UCAR Produtos de Carbono S.A.
------------------                      ---------------      -------------------------
33.    Itapira Brasil Investimentos E     Brazil             100%(i)
       Participacoes Ltda.

                                         Jurisdiction of        Ownership by
Name of Subsidiary                      Incorporation        Unicarbon Comercial Ltda.
------------------                      ---------------      -------------------------
34.    UCAR Carbon S.A.                   Brazil             2.31%

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 (a)  99.9% owned by UCAR Carbon Company Inc. A nominee owns one share of UCAR
      Limited.


 (b)  Each of EMSA (Pty.) Ltd. ("EMSA") and Carbographite Limited
      ("Carbographite") is owned 50% by UCAR Carbon Company Inc. (the "Company") and 50% by Samancor Limited, a South African company. The Company controls the operations of EMSA and Carbographite. However, for U.S. GAAP accounting purposes, EMSA and Carbographite are treated as affiliates and not consolidated as subsidiaries.

 (c) 99.4% owned by UCAR Holdings II Inc. UCAR International Inc., UCAR Global Enterprises Inc., UCAR Carbon Company Inc. and three nominees each own one share of UCAR Holdings S.A.

 (d) 99.9% owned by UCAR Holdings II Inc. UCAR Carbon Company Inc. owns 0.1% of UCAR Electrodos S.L.

 (e) 99.9% owned by UCAR Holdings Inc. UCAR Carbon Company Inc. owns one share of UCAR Mexicana, S.A. de C.V.

 (f) 99.9% owned by UCAR Holdings Inc. and UCAR Carbon Company Inc. owns 0.1% of UCAR S.p.A.

 (g) 99.9% owned by UCAR Holdings S.A. UCAR Holdings III Inc. owns one share of UCAR S.N.C.

 (h) 99.9% owned by UCAR Mexicana, S.A. de C.V. UCAR Carbon Company Inc. owns 0.1% of UCAR Carbon Mexicana, S.A. de C.V.

 (i) 99.9% owned by UCAR Produtos de Carbono S.A. Two nominees own one share each of Itapira Brasil Investimentos E Participacoes Ltda.